                                                                     EXHIBIT 3.2






                                     BY-LAWS

                                       OF

                       ROCKEFELLER CENTER PROPERTIES, INC.














As Amended through February 22, 1995

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                                TABLE OF CONTENTS



                                    ARTICLE I
                                  Stockholders

     Section 1.1  Annual Meeting . . . . . . . . . . . . . . .  1
     Section 1.2  Special Meetings . . . . . . . . . . . . . .  1
     Section 1.3  Notice of Meetings . . . . . . . . . . . . .  1
     Section 1.4  Quorum . . . . . . . . . . . . . . . . . . .  2
     Section 1.5  Voting . . . . . . . . . . . . . . . . . . .  3
     Section 1.6  Presiding Officer and Secretary. . . . . . .  4
     Section 1.7  Proxies. . . . . . . . . . . . . . . . . . .  5
     Section 1.8  List of Stockholders . . . . . . . . . . . .  5

                                   ARTICLE II
                                    Directors

     Section 2.1  Number of Directors; Chairman. . . . . . . .  6
     Section 2.2  Independent Directors. . . . . . . . . . . .  6
     Section 2.3  Election and Term of Directors . . . . . . .  7
     Section 2.4  Stockholder Nomination of Director
                    Candidates . . . . . . . . . . . . . . . .  8
     Section 2.5  Newly Created Directorships and Vacancies. .  9
     Section 2.6  Resignation. . . . . . . . . . . . . . . . . 10
     Section 2.7  Removal. . . . . . . . . . . . . . . . . . . 10
     Section 2.8  Meetings . . . . . . . . . . . . . . . . . . 10
     Section 2.9  Quorum and Voting. . . . . . . . . . . . . . 11
     Section 2.10 Approval of Certain Transactions . . . . . . 12
     Section 2.11 Written Consent of Directors in Lieu of a
                    Meeting. . . . . . . . . . . . . . . . . . 12
     Section 2.12 Compensation . . . . . . . . . . . . . . . . 13
     Section 2.13 Contracts and Transactions Involving
                    Directors. . . . . . . . . . . . . . . . . 13

                                   ARTICLE III
                      Committees of the Board of Directors

     Section 3.1  Appointment and Powers . . . . . . . . . . . 14

                                   ARTICLE IV
                         Officers, Agents and Employees

     Section 4.1  Appointment and Term of Office . . . . . . . 16
     Section 4.2  Resignation and Removal. . . . . . . . . . . 16
     Section 4.3  Compensation and Bond. . . . . . . . . . . . 17
     Section 4.4  President. . . . . . . . . . . . . . . . . . 17
     Section 4.5  Vice Presidents. . . . . . . . . . . . . . . 18
     Section 4.6  Treasurer. . . . . . . . . . . . . . . . . . 18
     Section 4.7  Secretary. . . . . . . . . . . . . . . . . . 19
     Section 4.8  Assistant Treasurers . . . . . . . . . . . . 19
     Section 4.9  Assistant Secretaries. . . . . . . . . . . . 20

     Section 4.10 Delegation of Duties . . . . . . . . . . . . 20
     Section 4.11 Loans to Officers and Employees; Guaranty
                    of Obligations of Officers and
                    Employees. . . . . . . . . . . . . . . . . 20

                                    ARTICLE V
                                 Indemnification

     Section 5.1  Indemnification of Directors, Officers,
                    Employees and Agents . . . . . . . . . . . 21

                                   ARTICLE VI
                                  Common Stock

     Section 6.1  Certificates . . . . . . . . . . . . . . . . 22
     Section 6.2  Transfer of Stock. . . . . . . . . . . . . . 23
     Section 6.3  Lost or Destroyed Certificates . . . . . . . 23
     Section 6.4  Stockholder Record Date. . . . . . . . . . . 24

                                   ARTICLE VII
                               Investment Policies

     Section 7.1. Permitted Investments. . . . . . . . . . . . 25

     ARTICLE VIII
                                      Seal

     Section 8.1  Seal . . . . . . . . . . . . . . . . . . . . 26

                                   ARTICLE IX
                                Waiver of Notice

     Section 9.1  Waiver of Notice . . . . . . . . . . . . . . 26

                                    ARTICLE X
                           Checks, Notes, Drafts, Etc.

     Section 10.1 Checks, Notes, Drafts, Etc.. . . . . . . . . 27

                                   ARTICLE XI
                                   Amendments

     Section 11.1 Amendments . . . . . . . . . . . . . . . . . 27

                                   ARTICLE XII
                                Emergency By-Laws

     Section 12.1 Emergency By-Laws. . . . . . . . . . . . . . 28

                                     BY-LAWS

                                       OF

                       ROCKEFELLER CENTER PROPERTIES, INC.


                                    ARTICLE I

                                  STOCKHOLDERS

          SECTION 1.1 ANNUAL MEETING. An annual meeting of stockholders of the Corporation for the election of directors and for the transaction of any other proper business shall be held in May or June in each year on such date at such hour and at such place within or without the State of Delaware as may be fixed by the Board of Directors, or if not so fixed, at 10:30 a.m. on the third Thursday in June in such year at the principal business office of the Corporation at 1270 Avenue of the Americas, New York, New York 10020.


          SECTION 1.2 SPECIAL MEETINGS. A special meeting of the holders of stock of the Corporation entitled to vote on any business to be considered at any such meeting may be called only by the Secretary at the request of the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Any such request shall state the purpose or purposes of the proposed meeting.


          SECTION 1.3 NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, unless notice is waived in writing by all stockholders entitled to vote

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                                                                               2

at the meeting, a written notice of the meeting shall be given, which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

          Unless otherwise provided by law, and except as to any stockholder duly waiving notice, the written notice of any meeting shall be given personally by mail, not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.

          When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If, however, the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          SECTION 1.4 QUORUM. Except as otherwise provided by law or by the Certificate of Incorporation or by these By-Laws in respect of the vote required for a specified action, at any meeting of stockholders the holders of a majority of the outstanding stock entitled to vote thereat, either present or represented by proxy, shall constitute a quorum for the transaction of any business, but the stockholders present, although less than a quorum, may adjourn the meeting to another time or place and, except as provided in the last paragraph of Section
1.3 of these By-Laws, notice need not be given of the adjourned meeting.


          SECTION 1.5 VOTING. Whenever directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote. Any corporate action (other than the election of directors or the ratification of the appointment of auditors) which is to be taken by vote of stockholders at a meeting shall be authorized by a majority of the votes cast at the meeting by the holders of stock entitled to vote thereon, unless (i) the holders of at least 62.5% of the then outstanding Warrants and SARs (as defined in the Letter Agreement, dated December 18, 1994, among the Corporation, Whitehall Street Real Estate Limited Partnership V and Goldman, Sachs & Co. (the "Letter Agreement")) have not approved or been deemed to have approved such action in

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                                                                               4

accordance with the procedures set forth in the Letter Agreement, in which case such corporation action shall require the affirmative vote of not less than 62.5% of the then outstanding voting power of the Corporation or (ii) a different vote is required by law or the Corporation's Certificate of Incorporation.

          Except as otherwise provided by law or by the Certificate of Incorporation, each holder of record of stock of the Corporation entitled to vote on any matter at any meeting of stockholder shall be entitled to one vote for each share of such stock standing in the name of such holder on the stock ledger of the Corporation on the record date for the determination of the stockholders entitled to vote at the meeting.

          The vote for directors and, upon the demand of any stockholder entitled to vote, the vote on any other matter at a meeting shall be by written ballot, but otherwise the method of voting and the manner in which votes are counted shall be discretionary with the presiding officer at the meeting.


          SECTION 1.6 PRESIDING OFFICER AND SECRETARY. At every meeting of stockholders the Chairman of the Board, or in his or her absence (or if there be none) the President, or in his absence a Vice President, or, if none be present, the appointee of the meeting, shall preside. The Secretary, or in his or her absence an Assistant Secretary, or if none be present, the

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                                                                               5

appointee of the presiding officer of the meeting, shall act as secretary of the meeting.


          SECTION 1.7 PROXIES. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Every proxy shall be signed by the stockholder or by his or her duly authorized attorney.


          SECTION 1.8 LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the

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                                                                               6

whole time thereof, and may be inspected by any stockholder who is present.

          The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders


                                   ARTICLE II

                                    DIRECTORS

          SECTION 2.1 NUMBER OF DIRECTORS; CHAIRMAN. The Board of Directors shall consist of five directors until changed by amendment of the Certificate of Incorporation. The Board of Directors shall designate, by a majority vote, a Chairman of the Board who shall preside at all meetings of the Board of Directors.


          SECTION 2.2 INDEPENDENT DIRECTORS. At least three members of the entire Board of Directors and a majority of every committee of the Board of Directors shall be Independent Directors. An Independent Director shall mean a Director who is not, directly or indirectly, an affiliate of Rockefeller Group, Inc. ("RGI"). An affiliate of RGI shall mean a person who: (a) is an officer or director or employee of RGI; (b) beneficially owns 5% or more of any class of equity securities of RGI because of the power to vote, sell, or exercise a right to acquire such

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                                                                               7

securities; (c) is an officer, director or employee or beneficially owns 5% or more of any class of equity securities of an entity that controls, is controlled by or is under common control with, RGI; (d) has a member of his immediate family who has one of the foregoing relationships with RGI; (e) is a descendant of John D. Rockefeller, Jr.; (f) is an executor, administrator or testamentary trustee of any descendant of John D. Rockefeller, Jr.; (g) is a trustee of any trust of which the principal beneficiaries are one or more of the descendants of John D. Rockefeller, Jr.; or (h) is an officer or director of any corporation if more than 50% of the voting power of such corporation is beneficially owned, directly or indirectly, by (i) one or more of the descendants of John D. Rockefeller, Jr., (ii) any executor, administrator or testamentary trustee of any descendant of John D. Rockefeller, Jr., or (iii) any trustee of any trust of which the principal beneficiaries are one or more descendants of John D. Rockefeller, Jr.



          SECTION 2.3 ELECTION AND TERM OF DIRECTORS. As provided in the Certificate of Incorporation, one class of directors shall be elected annually, by election at the annual meeting of stockholders, to serve until the third annual meeting following such election. If the annual election of directors is not held on the date designated therefor, the directors shall cause such election to be held as soon thereafter as convenient.

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                                                                               8

Each director shall hold office from the time of his or her election and qualification until his or her successor is elected and qualified or until his or her earlier resignation or removal.


          SECTION 2.4 STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, or, for the first annual meeting, by January 28, 1986, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth:
(a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.


          SECTION 2.5 NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than quorum of the Board of Directors. Any director elected

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                                                                              10

in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was crated or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.


          SECTION 2.6 RESIGNATION. Any director may resign at any time upon written notice to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.


          SECTION4 2.7 REMOVAL. Any director may be removed from office, but only for cause, by the affirmative vote of the holders of at least two-thirds of the then outstanding shares of common stock of the Corporation entitled to vote.


          SECTION 2.8 MEETINGS. Meetings of the Board of Directors, regular or special, may be held at any place within or without the State of Delaware. Members of the Board of Directors, or of any committee designated by the Board, may participate in a meeting of such Board or committee by means of

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                                                                              11

conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. An annual meeting of the Board of Directors shall be held after each annual election of directors. If such election occurs at an annual meeting of stockholders, the annual meeting of the Board of Directors shall be held at the same place and immediately following such meeting of stockholders, and no notice thereof need be given. The Board of Directors may fix times and places for regular meetings of the Board and no notice of such meetings need be given. A special meeting of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, or by the President or by at least one-half of the directors for the time being in office, at such time and place as shall be specified in the notice or waiver thereof. Notice of each special meeting shall be given by the secretary or by a person calling the meeting to each director by mailing the same, postage prepaid, not later than the forth day before the meeting, or by telexing or transmitting by facsimile the same or personally telephoning the same not later than the day before the meeting.


          SECTION 2.9 QUORUM AND VOTING. Subject to the provisions of the Certificate of Incorporation, three directors, at least two of whom shall be Independent Directors, shall

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                                                                              12

constitute a quorum for the transaction of business, but, if there be less than a quorum at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time, and no further notice thereof need be given other than announcement at the meeting which shall be so adjourned. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.



          SECTION 2.10 APPROVAL OF CERTAIN TRANSACTIONS. Any transaction between the Corporation and RCP Associates, a New York limited partnership; Rockefeller Center Properties, a New York general partnership, or any person, corporation, partnership or other entity controlled, controlling or under common control with either of them must be approved by a majority of the Independent Directors.


          SECTION 2.11 WRITTEN CONSENT OF DIRECTORS IN LIEU OF A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all member of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

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                                                                              13

          SECTION 2.12 COMPENSATION. Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board of Directors.


          SECTION 2.13 CONTRACTS AND TRANSACTIONS INVOLVING DIRECTORS. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


                                   ARTICLE III
                      COMMITTEES OF THE BOARD OF DIRECTORS

          SECTION 3.1 APPOINTMENT AND POWERS. The Board of Directors may from time to time, by resolution passed by majority of the whole Board, designate one or more committees, each committee to consist of one or more directors of the Corporation and a majority of Independent Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The resolution of the Board of Directors may, in addition or alternatively, provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except as otherwise provided by law. Unless the resolution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any such committee may adopt rules governing the method of calling and time and place of holding its meetings. Unless otherwise provided by the Board of Directors, a majority of any such committee (or the member thereof, if only one) shall constitute a quorum for the transaction of business, and the vote of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee. Each such committee shall keep a record of its acts and proceedings and shall report thereon to the Board of Directors whenever requested so to do. Any or all members of any such committee may be removed, with or without cause, by resolution of the Board of Directors, passed by a majority of the whole Board.


                                   ARTICLE IV

                         OFFICERS, AGENTS AND EMPLOYEES

          SECTION 4.1 APPOINTMENT AND TERM OF OFFICE. The officers of the Corporation shall include a President, a Secretary and a Treasurer, and may include one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. All such officers shall be appointed by the Board of Directors or by a duly authorized committee thereof. Any number of such officers may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. Except as may be prescribed otherwise by the Board of Directors or a committee thereof in a particular case, all such officers shall hold their offices at the pleasure of the Board for an unlimited term and need not be reappointed annually or at any other periodic interval. The Board of Directors may appoint, and may delegate power to appoint, such other officers, agents and employees as it may deem necessary or proper, who shall hold their offices or positions for such terms, have such authority and perform such duties as may from time to time be determined by or pursuant to authorization of the Board of Directors.


          SECTION 4.2 RESIGNATION AND REMOVAL. Any officer may resign at anytime upon written notice to the Corporation. Any officer, agent or employee of the Corporation may be removed by the Board of Directors, or by a duly authorized committee thereof, with or without cause at any time. The Board of Directors or such a committee thereof may delegate such power of removal as to officers, as agents and employees not appointed by the Board of Directors or such a committee. Such removal shall be without prejudice to a person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.


          SECTION 4.3 COMPENSATION AND BOND. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his or her control. The Corporation may secure the fidelity of any or all of its officers, agents or employees by bond or otherwise.


          SECTION 4.4 PRESIDENT. The President shall be the chief executive officer of the Corporation. He or she shall have general charge of business affairs of the Corporation. The President may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board of Directors, and he or she may delegate these powers. The President may vote the stock or other securities of any other domestic or foreign corporation of any type or kind which may at anytime be owned by the Corporation, may execute any stockholders' or other consents in respect thereof and may, in his or her discretion, delegate such powers by executing proxies, or otherwise, on behalf of the Corporation. The Board of Directors by resolution from time to time may confer like powers upon any other persons or persons.


          SECTION 4.5 VICE PRESIDENTS. Each Vice President shall have such powers and perform such duties as the Board of Directors or the President may from time to time prescribe. In the absence or inability to act of the President, unless the Board of Directors shall otherwise provide, the Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all the duties and may exercise any of the powers of the President. The performance of any duty by a Vice President shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his or her power to act.


          SECTION 4.6 TREASURER. The Treasurer shall have charge of all funds and securities of the Corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Corporation in such banks or depositaries as the Board of Directors may authorize. He or she may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. He or she shall have all such further powers and duties as generally are incident to the position of Treasurer or as may be assigned to him or her by the President or the Board of Directors.


          SECTION 4.7 SECRETARY. The Secretary shall record all the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose and shall also record therein all action taken by written consent of directors in lieu of a meeting. He or she shall attend to the giving and serving of all notices of the Corporation. He or she shall have custody of the seal of the Corporation and shall attest the same by his or her signature whenever required. The Secretary shall have charge of the stock ledger and such other books and papers as the Board of Directors may direct but may delegate responsibility for maintaining the stock ledger to any transfer agent appointed by the Board of Directors. The Secretary shall have all such further powers and duties as generally are incident to the position of Secretary or as may be assigned to him or her by the President or the Board of Directors.


          SECTION 4.8 ASSISTANT TREASURERS. In the absence or inability to act of the Treasurer, any Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. The performance of any such duty shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his or her power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him or her.


          SECTION 4.9 ASSISTANT SECRETARIES. In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his or her power to act. An assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him or her.


          SECTION 4.10 DELEGATION OF DUTIES. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.


          SECTION 4.11 LOANS TO OFFICERS AND EMPLOYEES; GUARANTY OF OBLIGATIONS OF OFFICERS AND EMPLOYEES. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or any subsidiary, including any officer or employee who is a director

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                                                                              21

of the Corporation or any subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation.


                                    ARTICLE V
                                 INDEMNIFICATION

          SECTION 5.1 INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise, shall be indemnified by the Corporation, if, as and to the extent authorized by applicable law, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or

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                                                                              22

settlement of such action, suit or proceeding. The indemnification expressly provided by statute in a specific case shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any lawful agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such officer, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


                                   ARTICLE VI
                                  COMMON STOCK

          SECTION 6.1 CERTIFICATES. Certificates for stock of the Corporation shall be in such from as shall be approved by the Board of Directors and shall be signed in the name of the Corporation by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Such certificates may be sealed with the seal of the Corporation or a facsimile thereof. Any of or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such an officer, transfer agent or registrar, or in case the authority of any officer authorized to sign certificates for stock of the Corporation shall have been withdrawn, before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar, or as if such officer had the power to sign such a certificate, at the date of issue.


          SECTION 6.2 TRANSFER OF STOCK. Transfers of stock shall be made only upon the books of the Corporation by the holder, in person or by duly authorized attorney, and on the surrender of the certificate or certificates for such stock properly endorsed. The Board of Directors shall have the power to make all such rules and regulations, not inconsistent with the Certificate of Incorporation and these By-Laws and the law, as the Board of Directors may deem appropriate concerning the issue, transfer and registration of certificates for stock of the Corporation. The Board may appoint one or more transfer agents or registrars of transfers, or both, and may require all stock certificates to bear the signature of either or both.


          SECTION 6.3 LOST OR DESTROYED CERTIFICATES. The Corporation may issue a new stock certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his or her legal representative to given the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. The Board of Directors may require such owner to satisfy other reasonable requirements.


          SECTION 6.4 STOCKHOLDER RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date so fixed.

          If no record date is fixed by the Board of Directors, (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived by all stockholders entitled to vote at the meeting, at the close of business on the day next preceding the day on which the meeting is held, and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                                   ARTICLE VII
                               INVESTMENT POLICIES

          SECTION 7.1. PERMITTED INVESTMENTS. The Corporation may from time to time make such investment of funds of the Corporation as the President or the Treasurer shall, in the discretion of such officer, consider appropriate provided, however, that no such investment shall be made or retained if the making or retention of such investment would result in the disqualification of the Corporation for taxation as a real estate investment trust as defined in section 856 ET. SEQ. of the Internal Revenue Code of 1986, as amended.

                                  ARTICLE VIII
                                      SEAL

          SECTION 8.1 SEAL. The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.


                                   ARTICLE IX
                                WAIVER OF NOTICE

          SECTION 9.1 WAIVER OF NOTICE. Whenever notice is required to be given by statute, or under any provision of the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. In the case of a stockholder, such waiver of notice may be signed by such stockholder's attorney or proxy duly appointed in writing. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a

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                                                                              27

committee of directors need be specified in any written waiver of notice.


                                    ARTICLE X
                           CHECKS, NOTES, DRAFTS, ETC.

          SECTION 10.1 CHECKS, NOTES, DRAFTS, ETC. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors or a duly authorized committee thereof may from time to time designate.


                                   ARTICLE XI
                                   AMENDMENTS

          SECTION 11.1 AMENDMENTS. These By-Laws or any of them may be altered or repealed, and new By-Laws may be adopted, by the stockholders by vote at a meeting. The Board of Directors shall also have power, by a majority vote of the whole Board of Directors, to alter or repeal any of these By-Laws, and to adopt new By-Laws.

                                   ARTICLE XII
                                EMERGENCY BY-LAWS

          SECTION 12.1 EMERGENCY BY-LAWS. The Emergency By-Laws provided in this Section 12.1 shall be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action notwithstanding any different provision in the preceding By-Laws or in the Certificate of Incorporation or in the law. To the extent not inconsistent with the provisions of this Section, The By-Laws of the Corporation shall remain in effect during any emergency and upon its termination the Emergency By-Laws shall cease to be operative. Any amendments of these Emergency By-Laws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

          During any such emergency: (A) A meeting of the Board of Directors or a committee thereof may be called by any officer or director of the Corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any

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                                                                              29

available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting; (B) The director or directors in attendance at the meeting shall constitute a quorum; (C) The officers or other persons designated on a list approved by the Board of Directors before the emergency, all in such order of priority and subject to such conditions and for such period of time (not longer than reasonably necessary after the termination of the emergency) as amy be provided in the resolution approving the list, shall, to the extent required to provide a quorum at any meeting of the Board of Directors, be deemed directors for such meeting; (D) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties; (E) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do; and (F) To the extent required to constitute a quorum at any meeting of the Board of Directors during such an emergency, the officers of the corporation who are present shall be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting.

          No officer, director or employee acting in accordance with any Emergency By-Laws shall be liable except for willful misconduct.

          These Emergency By-Laws shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders.